Exhibit 99.1

NEWS RELEASE
RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI Declares Dividend

PEORIA, ILLINOIS, February 6, 2013, RLI Corp. (NYSE:RLI) — The RLI Corp. board of directors has declared a first quarter regular cash dividend of $0.32 per share, the same amount as the prior quarter. The dividend is payable on March 20, 2013, to shareholders of record as of February 28, 2013.

RLI has paid dividends for 147 consecutive quarters and increased dividends in each of the last 37 years.

The company’s dividend yield would be 1.86%, based on the $1.28 indicated annual dividend and today’s closing stock price of $68.94.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company – are rated A+ “Superior” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at (309) 693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

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